                                                                      EXHIBIT 11

                                                        Draft--February 27, 1996


                       [Debevoise & Plimpton Letterhead]



Lord Abbett Bond-Debenture Fund, Inc.
The General Motors Building
767 Fifth Avenue
New York, New York  10153


                      Lord Abbett Bond-Debenture Fund, Inc.
                       Registration Statement on Form N-14
                      -------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Lord Abbett Bond Debenture Fund, Inc. (the "Registrant"), a Maryland corporation, in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form N-14 (File No. 811-2145) the "Registration Statement"), relating to the issuance of shares of the capital stock of the Registrant.

          Such shares are to be established and designated as the Class C shares (the "Class C shares"). The Class C shares are to be issued to Lord Abbett Bond-Debenture Trust (the "Acquired Trust"), a series of Lord Abbett Securities Trust (the "Securities Trust"), a Delaware business trust, pursuant to an Agreement and Plan of Reorganization (the

Lord Abbett Bond-Debenture Fund, Inc.
Page 2


"Acquired Trust Plan") between the Securities Trust, on behalf of the Acquired Trust, and the Registrant substantially in the form of Exhibit A included in Part A of the Registration Statement. Such issuance of the Class C shares is to be made in connection with the acquisition by the Registrant of the assets of, and the assumption by the Registrant of the liabilities of, the Acquired Trust.

          In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments and have made such other investigations as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

          Based on the foregoing, we are of the following opinion:

          Assuming that the Acquired Trust and the Registrant duly execute and deliver the Acquired Trust Plan, that the Acquired Trust Plan and the reorganization provided for thereby are duly approved by the shareholders of the Acquired Trust, that the transactions contemplated by the Acquired Trust Plan are duly consummated and that the charter documents substantially in the forms of Exhibits 1(b), 1(c) and 1(d) to the Registration Statement are duly approved and filed with the State Department of Assessments and Taxation of Maryland, the Class C shares issued pursuant to the Acquired Trust Plan will be legally issued, fully paid and non-assessable.

          This opinion is limited solely to the federal law of the United States and the Maryland General Corporation Law as in effect on the date hereof and the relevant facts that exist as of the date hereof. Without limiting the generality of the foregoing, we express no opinion concerning other laws of the State of Maryland, including the securities laws of such state, or the laws of any other jurisdiction other than the United States. No assurance can be given that the law or facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof.

Lord Abbett Bond-Debenture Fund, Inc.
Page 2


          We are delivering this opinion to you and, without our prior written consent, no other persons are entitled to rely on this opinion. We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                                Very truly yours,

                                                                      Exhibit 12
                                                                      ----------

                                                         Draft-February 12, 1996

                               [D&P Letterhead]


                                             [Dated as of the Closing Date]



Lord Abbett Bond-Debenture Fund, Inc.
The General Motors Building
767 Fifth Avenue
New York, New York  10153

Lord Abbett Securities Trust
The General Motors Building
767 Fifth Avenue
New York, New York  10153


                     Agreement and Plan of Reorganization
                         dated as of _______ __, 1996
                                by and between
                    Lord Abbett Bond-Debenture Fund, Inc.,
                       and Lord Abbett Securities Trust
           on behalf of its series, Lord Abbett Bond-Debenture Trust
           ---------------------------------------------------------


Ladies and Gentlemen:

          We have acted as counsel to Lord Abbett Bond-Debenture Fund, Inc., a Maryland corporation,("Acquiring Fund"), and Lord Abbett Securities Trust, a Delaware business trust (the "Trust"), acting on behalf of its series, Lord Abbett Bond-Debenture Trust ("Acquired Fund"), in connection with the proposed acquisition (the "Reorganization") of all of the assets of Acquired Fund by

Lord Abbett
  Bond-Debenture Fund, Inc.
Lord Abbett Securities Trust 2                            [Date of the Closing]


Acquiring Fund pursuant to the Agreement and Plan of Reorganization dated as of _______ __, 1996, by and between Acquiring Fund and the Trust on behalf of Acquired Fund (the "Reorganization Agreement").

          In so acting, we have participated in the preparation of the Reorganization Agreement and the preparation and filing by Acquiring Fund with the Securities and Exchange Commission on February __, 1996 of a Registration Statement on Form N-14, containing a Proxy Statement and Prospectus relating to the proposed Reorganization and to the shares of common stock of Acquiring Fund to be issued to Acquired Fund shareholders in the Reorganization pursuant to the Reorganization Agreement.

          As required by Section 8.5 of the Reorganization Agreement, you have requested that we render the opinion set forth below. In rendering such opinion, we have examined and relied upon the accuracy as of the date hereof of the representations and warranties as to factual matters set forth in the documents referred to above and the Letters of Representation, dated as of the date hereof, that you have provided to us, copies of which are attached hereto. We have also examined the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions set forth below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

          Subject to the foregoing and to the qualifications and limitations set forth herein, and assuming that the Reorganization is consummated in accordance with the Reorganization Agreement and as described in the Registration Statement, we are of the opinion that for United States federal income tax purposes:

          1. The acquisition by Acquiring Fund of all of the assets of Acquired Fund solely in exchange for the issuance of Acquiring Fund shares to Acquired Fund and the assumption of all of the Acquired Fund liabilities by Acquiring Fund, followed by the distribution by Acquired Fund, in

Lord Abbett
  Bond-Debenture Fund, Inc.
Lord Abbett Securities Trust           3                  [Date of the Closing]


     complete liquidation, of the Acquiring Fund shares to Acquired Fund shareholders in exchange for their Acquired Fund shares, will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          2. Acquiring Fund and Acquired Fund will each be "a party to the reorganization" within the meaning of Section 368(b) of the Code.

          3. No gain or loss will be recognized by Acquired Fund upon the transfer of Acquired Fund's assets to Acquiring Fund in exchange for Acquiring Fund shares and the assumption by Acquiring Fund of the liabilities of Acquired Fund or upon the distribution of Acquiring Fund shares to Acquired Fund's shareholders.

          4. No gain or loss will be recognized by Acquiring Fund upon the receipt of the assets of Acquired Fund in exchange for Acquiring Fund shares and the assumption by Acquiring Fund of the liabilities of Acquired Fund.

          5. No gain or loss will be recognized by shareholders of Acquired Fund upon the exchange of their Acquired Fund shares for Acquiring Fund shares.

          6. The aggregate tax basis of the Acquiring Fund shares received by any Acquired Fund shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares held by such shareholder immediately prior to the Reorganization, and the holding period for the Acquiring Fund shares to be received by any Acquired Fund shareholder will include the period during which the Acquired Fund shares exchanged therefor were held by such shareholder (provided that the Acquired Fund shares are held as capital assets on the date of the Reorganization).

          7. The tax basis of Acquired Fund's assets acquired by Acquiring Fund will be the same as the tax basis of such assets to Acquired Fund immediately prior

Lord Abbett
  Bond-Debenture Fund, Inc.
Lord Abbett Securities Trust           4                  [Date of the Closing]


     to the Reorganization, and the holding period of the assets of Acquired Fund in the hands of Acquiring Fund will include the period during which those assets were held by Acquired Fund.

          This opinion is limited solely to the federal law of the United States as in effect on the date hereof and the relevant facts that exist as of the date hereof. No assurance can be given that the law or facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof.

          We are delivering this opinion to you and, without our prior written consent, no other persons are entitled to rely on this opinion.


                                               Very truly yours,

                  [LOGO OF DEBEVOISE & PLIMPTON APPEARS HERE]


                                                                March 1, 1996


Lord Abbett Bond-Debenture Fund
The General Motors Building
767 Fifth Avenue
New York, New York 10153


Lord Abbett Securities Trust
The General Motors Building
767 Fifth Avenue
New York, New York 10153

Ladies and Gentlemen:

     We hereby consent to the filing of the draft opinion attached hereto as an exhibit to the Registration Statement on Form N-14, to be filed by Lord Abbett Bond-Debenture Fund, Inc. ("Acquiring Fund"), a Maryland corporation, with the Securities and Exchange Commission, containing a Proxy Statement and Prospectus relating to (i) the proposed acquisition (the "Reorganization") of all of the
             -
assets of Lord Abbett Bond-Debenture Trust ("Acquired Fund"), a series of Lord Abbett Securities Trust, a Delaware business trust (the "Trust"), by Acquiring Fund pursuant to an Agreement and Plan of Reorganization to be entered into by and between Acquiring Fund and the Trust on behalf of Acquired Fund and (ii) the
                                                                         --
shares of common stock of Acquiring Fund to be issued to Acquired Fund shareholders in the Reorganization. We also hereby consent to the use of our name under the caption "Information About the Reorganization -- Federal Income Tax Consequences" in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                             Very truly yours,


                                             /S/ DEBEVOISE & PLIMPTON